Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Diversified Restaurant Holdings, Inc. (the “Company”) for the fiscal quarter ending June 27, 2010, I, David G. Burke, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the fiscal quarter ending June 27, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the fiscal quarter ending June 27, 2010, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 10, 2010

DIVERSIFIED RESTAURANT HOLDINGS, INC.

By: /s/ David G. Burke
David G. Burke